                                INVESTMENT AGREEMENT

     This Investment Agreement is entered into this 5th day of May, 1999, between Active Voice Corporation, a Washington corporation (the "Company"), and NEC Corporation, a corporation organized under the laws of Japan ("NEC"). In consideration of their respective undertakings as set forth below, the parties hereby agree, represent and warrant as follows:

     1. PURCHASE OF NOTES. NEC hereby agrees to purchase up to an aggregate of $6,500,000 principal amount of the Company's Promissory Notes in the form attached hereto as Exhibit A (the "Notes"). NEC shall purchase a principal amount of $4,000,000 of Notes for cash at the initial closing of this Agreement. Thereafter, the Company shall have the right, exercisable in its sole discretion, to require NEC to purchase additional Notes, in principal amounts of $1,500,000 and $1,000,000, respectively, upon giving NEC fifteen days' advance written notice of the date on which such additional funds are desired, which date may not be later than twelve (12) months after the date of the initial closing of this Agreement. If the Company has not given timely notice requiring NEC to purchase both of such additional Notes by the end of such twelve-month period, then NEC's obligation to purchase any additional Note or Notes as to which such notice has not been timely given shall expire. NEC's obligation to purchase Notes hereunder shall be subject to satisfaction of the applicable closing conditions described in Section 8(b) below.

     2. ISSUANCE OF WARRANT. As a part of the consideration for NEC's advance of funds to the Company upon purchase of the Notes, the Company shall issue to NEC, at the initial closing of this Agreement, a Common Stock Purchase Warrant entitling NEC to purchase up to 500,000 shares of the Company's Common Stock at a price of $13.00 per share, in the form attached hereto as Exhibit B (the "Warrant").

     3. REPRESENTATIONS BY THE COMPANY. The Company represents and warrants to NEC, as of each closing date under this Agreement, that:

          (a) The Company is a corporation duly organized and in good standing under the laws of the State of Washington, and has corporate power and authority to enter into and perform its obligations under this Agreement, the Notes and the Warrant.

          (b) All necessary corporate proceedings required by applicable corporations laws and the Company's Articles of Incorporation and Bylaws to authorize this Agreement, and the issuance and performance of its obligations under the Notes and the Warrant, including the issuance of Common Stock upon exercise of the Warrant, have been conducted.

          (c) This Agreement, the Notes and the Warrant constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject only to applicable bankruptcy, reorganization, insolvency or similar laws, matters of public policy, and judicial principles governing the availability of equitable relief.

          (d) The shares of Common Stock issuable upon exercise of the Warrant, when issued in accordance with its terms and duly executed by the appropriate officers of the Company as required by law, will be duly and validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     4. REPRESENTATIONS BY NEC. NEC represents and warrants to the Company, as of each closing date under this Agreement, that:

          (a) NEC is a corporation duly organized and in good standing under the laws of New York, and has corporate power and authority to enter into this Agreement.

          (b) All necessary corporate proceedings required by applicable corporations laws and by NEC's [Articles] of Incorporation and Bylaws to authorize this Agreement and the making of the investments contemplated herein have been conducted.

          (c) This Agreement constitutes the legal, valid and binding obligation of NEC, enforceable in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency or similar laws, matters of public policy, and judicial principles governing the availability of equitable relief.

          (d) NEC is an "accredited investor" as defined in Rule 501(a) of the U.S. Securities and Exchange Commission ("SEC"); has sufficient experience and sophistication in investments of this type to be able to judge the merits and risks of the investment for itself; has been responsible for its own analysis of the Company and the merits and risks of this investment; recognizes that an investment of this type involves certain risks; and is able to bear the economic risks of this investment.

          (e) NEC understands that neither the offering nor the sale of the Notes, the Warrant, or the shares of Common Stock issuable upon exercise of the Warrant, has been registered under the Securities Act of 1933, as amended (the "Act") or under any state blue sky laws, in reliance upon certain exemptions therefrom; that the Notes, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant must be held indefinitely unless the sale or transfer thereof is subsequently registered under the Act and applicable state blue sky laws, or an exemption from such registration is available; and that the Company is under no obligation to effect such a registration except as expressly required to do so under Section 5(d) below.

     5.   TRANSFER RESTRICTIONS; REGISTRATION RIGHTS.

          (a) RESTRICTIVE LEGENDS. Each Note and Warrant issued hereunder, as well as each certificate representing shares of Common Stock issued upon exercise of the Warrant, shall be stamped conspicuously on its face "SEE TRANSFER AND OTHER RESTRICTIONS ON REVERSE," and on its face or reverse side shall be stamped or imprinted with the following legend:

          NOTICE:  RESTRICTION ON TRANSFER AND OTHER MATTERS

          The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions, which are set forth in that certain "Investment Agreement" dated May __, 1999, which also contains various other provisions affecting these securities, binding upon transferees hereof. Information concerning these restrictions and provisions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful, and will not entitle the transferee to register ownership of the securities with the corporation.

NEC further consents to the notation of "STOP TRANSFER" restrictions in the Company's stock transfer books relative to its holdings of Notes and Common Stock, to assist in the enforcement of the covenants and limitations set forth herein.

          (b) RESTRICTION ON TRANSFER. The Notes and Warrant issued hereunder, and such shares of Common Stock as may be issuable upon exercise of the Warrant, shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the exemptions sought to be obtained by the Company under the Act and applicable state blue sky laws. Each holder of each such Note, Warrant and share of Common Stock shall, prior to any transfer (which term, as used herein, includes, without being limited to, any sale, offer, pledge or encumbrance) or attempted transfer of such securities, give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the holder giving such notice to furnish such other information as may be required, for the Company and its legal counsel to reasonably conclude that the proposed transfer may be effected without registration of such Note, Warrant or Common Stock under the Act or any applicable state blue sky laws. If, after examining the information so furnished, the Company's legal counsel advises the Company that it is unable to so conclude, then the Company shall be entitled to request that the holder furnish an opinion of legal counsel, in form and substance satisfactory to the Company, to such effect. Upon receipt of such a legal opinion, the Company shall, as promptly as practicable, transfer such Note, Warrant or Common Stock in accordance with the terms of the notice delivered by such holder to the Company, with any replacement Note, Warrant or stock certificate issued upon such transfer to bear the restrictive legend set forth in Section 5(a) above unless in the opinion of the Company's or the holder's counsel such legend is not required. The holder of any such Note, Warrant or Common Stock giving notice under this Section 5(b) shall not be entitled to transfer such Note, Warrant or stock until receipt of such a legal opinion by the Company from its counsel or the holder's counsel, or until receipt of a "no-action" letter or similar interpretive opinion from the staff of each appropriate securities agency, satisfactory in form to the Company, or until registration of such securities under the Act and any applicable state blue sky law has become effective.

          (c) RIGHT OF FIRST REFUSAL. In addition to the foregoing transfer restrictions, NEC agrees that if, after acquiring Common Stock of the Company through exercise of the Warrant or otherwise, NEC or any other member of the Affiliated Group proposes to transfer to any third party or Group (other than to any other member of the Affiliated Group), in a single transaction or series of related transactions, shares of Common Stock (or any option, right or warrant to acquire, or security convertible or exchangeable into, Common Stock) representing 5.0% or more of the outstanding shares of Common Stock, as calculated on an Exercised Basis, then NEC shall give the Company advance written notice of the identity of the proposed transferee(s) and the price and other material terms of the transaction resulting in the proposed transfer. The Company shall then have a period of ten (10) business days after the receipt of such notice in which to elect, by written notice to NEC, to acquire the securities proposed to be transferred, on the same terms as those set forth in such notice (or, if such notice describes consideration payable other than in cash, on all of the same terms as set forth in the notice except for consideration, which the Company may elect instead to pay in cash in an amount equal to the fair market value of the non-cash consideration described in the notice as of the date of the Company's election to exercise this right). If the Company timely elects to exercise its rights under this Section 5(c), its acquisition of the securities described in the notice from NEC shall be closed within five (5) business days after the date of notice to NEC of the Company's election to exercise. The Company shall have the right to assign its rights under this Section 5(c) to any third party or parties of its choice, on one or more occasions. The provisions of this Section 5(c) shall not apply to: (i) transfers by NEC to other members of the Affiliated Group (subject to the requirements of Section 10(c) below); or (ii) registered sales under Section 5(d), or sales by NEC pursuant to SEC Rule 144, unless in either such case NEC or the selling party or their brokers or sales agent(s) have reason to believe that 5.0% or more of the outstanding shares of Common Stock, as calculated on an Exercised Basis, is being transferred in a single transaction or series of related transactions to a single third party or Group.

          (d)  REGISTRATION RIGHTS.

               (i) For purposes of this Section 5(d): the term "Registrable Securities" means the Common Stock issuable or issued upon exercise of the Warrant, and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock issued or issuable upon exercise of the Warrant (excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights cannot be assigned under Section 5(d)(vii); and the term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 5(d)(vii) hereof.

               (ii) If (but without any obligation to do so) the Company proposes to register under the Act (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its capital stock or other securities under the Securities Act in connection with the public offering of such stock or securities solely for cash (other than a registration on SEC Form S-8 or any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, each such time, promptly give each Holder written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky laws. Upon the written request of each Holder given within twenty
(20) days after giving of such written notice by the Company, the Company shall, subject to the limitations set forth in Section 5(d)(iii) below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

               (iii) The right of any Holder to registration pursuant to this
Section 5(d) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 5(d), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. In the event of such a limitation, the Company shall so advise all Holders requesting registration, and the number of shares or securities that may be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers and directors of the Company (other than Registrable Securities and other than securities held by persons who, by virtue of contracts with the Company, are entitled to include their securities in such registration) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a further limitation of the number of shares is required, the number of shares that may be included in the registration and underwriting shall be allocated among all other holders (including Holders of Registrable Securities, but excluding all holders of contractual registration rights whose exercise of a demand right has caused the Company to initiate the registration) thereof in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which would otherwise be entitled to inclusion in such registration held by such Holders or holders at the time of filing the registration statement. In no event shall the operation of the foregoing allocation provisions result in a reduction of the number of securities registered on behalf of holder of contractual registration rights whose exercise of a demand right has caused the Company to initiate the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (iv) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(d) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (v) As used in this Section 5(d)(v), "Registration Expenses" shall mean all expenses incurred by the Company in complying with this
Section 5(d), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; and "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale, and all fees and disbursements of counsel employed by any Holder or Holders. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 5(d) shall be borne by the Company; and all Selling Expenses shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered and sold.

               (vi) The rights to cause the Company to register Registrable Securities pursuant to this Section 5(d) may be assigned by a Holder to: (x) any member of the Affiliated Group; and (y) any other transferee or assignee of Registrable Securities holding at least one percent (1.0%) of the outstanding shares of Common Stock, as calculated on an Exercised Basis; PROVIDED the Company is, within a reasonable time after any such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

               (vii) The rights to registration granted under this Section 5(d) shall terminate as to any Holder holding in the aggregate Registrable Securities comprising less than one percent (1.0%) of the outstanding shares of Common Stock, as calculated on an Exercised Basis.

          (e) WAIVER OF DISSENTERS' RIGHTS. NEC and the Affiliated Group shall be prohibited from exercising any dissent or appraisal rights that any of them may have under RCW Ch. 23B.13 (or under other applicable corporations laws) relative to any proposed acquisition of the Company (whether effected by merger, share exchange or otherwise) in which NEC would receive registered shares of the acquirer's stock and for which the acquirer desires to account on a pooling-of-interests basis, except to the extent that such exercise would not (in the opinion of the acquirer's independent accountants) diminish or cast doubt upon the transaction's eligibility for such accounting treatment.

     6. STANDSTILL OBLIGATIONS. As an essential element of the investment transactions described herein, the parties agree to the following restrictions and procedures:

          (a) OWNERSHIP LIMIT. The Affiliated Group shall not purchase or acquire (other than as a result of an Involuntary Increase) any Common Stock (or any option, right or warrant to acquire, or security convertible or exchangeable into, Common Stock) under the following circumstances: (i) if such purchase or acquisition would result in the Affiliated Group holding, in the aggregate, more than 9.99% of the outstanding shares of Common Stock, as calculated on an Exercised Basis; or (ii) if the Affiliated Group already holds more than 9.99% of the outstanding shares of Common Stock, as calculated on an Exercised Basis, as a result of either (x) an Involuntary Increase or (y) purchases or acquisitions during a period in which this
Section 6(a) was temporarily inapplicable under Section 6(b) below.

          (b) APPLICABILITY OF LIMIT. The limitations described in Section 6(a) above may become inapplicable to the following extent in the following circumstances:

               (i) In the event that: (x) a formal proposal is presented to the Board, relating to a proposed acquisition from the Company or any of its officers or directors of shares of the Company's Common Stock (or any option, right or warrant to acquire, or security convertible or exchangeable into, Common Stock), by any party (acting alone or in combination with other persons as a Group); and (y) that party or Group would as a result of the proposed acquisition hold 10.0% or more of the Company's outstanding voting stock, as calculated on an Exercised Basis; and (z) after considering such proposal, the Board determines to pursue active negotiations with such party or Group relative to the proposed acquisition of such a percentage; PROVIDED, that if the Board thereafter determines, and notifies NEC in writing that it has determined, to abandon such negotiations, then the limitations imposed under Section 6(a) above shall again become applicable; or

               (ii) In the event that a majority of the Qualified Directors determines to waive, modify or terminate the limitations described in Section 6(a) above, either generally or with respect to specific circumstances, then such limitations shall be inapplicable to the extent expressly specified in the Board's formal resolutions setting forth such determination.

          (c) NOTICE OF EXCESS SHARE ACQUISITIONS. In the event that the Affiliated Group acquires (other than as a result of an Involuntary Increase) any Common Stock (or any option, right or warrant to acquire, or security convertible or exchangeable into, Common Stock) in excess of the limit described in Section 6(a)(i) above (even if such limit is then inapplicable under Section 6(b)(i) or (ii) above), NEC shall promptly notify the Company in writing of each such acquisition which is in excess of such limit.

          (d) NO ANTITAKEOVER IMPLICATIONS. The parties acknowledge and agree that neither the existence of, nor the occurrence of events rendering operative, the standstill exclusions described in Section 6(b)(i) or (ii) above shall be deemed to constitute implied or explicit Board approval of the Affiliated Group's acquisition of beneficial ownership of ten percent or more of the Company's outstanding voting shares for purposes of RCW Ch. 23B.19, the terms of which are incorporated herein by this reference. Additionally, nothing contained in this Section 6 shall be deemed to implicitly or explicitly prevent or limit the Company from adopting such shareholder rights plans and other contractual or organic antitakeover protections as the Board may in its discretion deem appropriate.

          (e) MORE FAVORABLE TERMS. If, prior to exercise or expiration of the Warrant, the Company sells 7.5% or more of its outstanding voting stock (calculated on an Exercised Basis) to any other purchaser (or Group of purchasers) on terms which involve standstill restrictions more favorable to the purchaser (or Group) than those applicable to the Affiliated Group under this Section 6, with the result that the investment terms afforded to the purchaser (or Group) are on the whole more favorable to the purchaser (or Group) than those afforded to NEC under this Agreement, then the Company will so notify NEC in writing and, at NEC's election, will amend the terms of this
Section 6 to afford equally favorable standstill terms to the Affiliated
Group.

     7.   NOTIFICATION AND DELAY PROCEDURES.

          (a) NOTICE OF PROPOSALS. The Company will provide to NEC immediate written notice upon receipt of a proposal of the type specified in both clauses (x) and (y) of Section 6(b)(i) above (a "10% Proposal"). The Company will also provide NEC with immediate written notice (a "Negotiating Notice") upon a decision by the Board to pursue negotiations as described in clause (z) of Section 6(b)(i) above, or to seek offers for an acquisition of the Company, or to issue any proposal for the non-public sale of the Company's voting stock, securities convertible into voting stock, or options to acquire voting stock if the purchaser (or purchasing Group) would have the right to acquire 10.0% or more of the Company's outstanding voting stock, as calculated on an Exercised Basis. Upon receipt of a Negotiating Notice from the Company, NEC may submit its own good faith proposal (an "NEC Proposal") to the Board relating to a proposed acquisition of, or such other additional investment in, the Company as NEC may desire to make in response to the Negotiating Notice.

          (b) DELAY PERIOD. The Company will refrain from entering into a binding letter of intent or definitive purchase or acquisition documents relating to a 10% Proposal for two (2) full business days after giving NEC a Negotiating Notice, in order to permit NEC to consider its options and alternatives. If, during such two-day period, NEC submits an NEC Proposal which the Board in good faith deems to be superior to all other acquisition and investment offers and proposals received, but which has not been formally approved by NEC's board of directors, then the Company will provide

NEC written notice to that effect ("Consideration Notice") and will continue to so refrain until the earlier of (i) the next meeting of NEC's board of directors for which NEC is able to place its proposal on the agenda, or (ii) thirty-five (35) calendar days after providing the Consideration Notice to NEC; PROVIDED, that if, while the Company is so refraining, the Board should determine in good faith that the NEC Proposal is no longer superior to all other offers and proposals received, then the Company will immediately so notify NEC in writing and will thereafter be obligated to continue so refraining for only five (5) additional calendar days after giving such notification unless within such period NEC submits a new NEC Proposal which the Board in good faith deems superior to all other acquisition and investment offers and proposals received, in which case, if the new NEC Proposal has not been approved by NEC's board of directors, the Company will provide another Consideration Notice to NEC and will refrain until the earlier to expire of the time periods described in clauses (i) and (ii) above.

          (c) TERMINATION OF PROCEDURE. The requirements of this Section 7 shall terminate at such time as the Affiliated Group no longer holds at least 5.0% of the Company's voting stock, as calculated on an Exercised Basis.

          (d) CONFIDENTIALITY REQUIREMENT. All information contained in any notices given to NEC by the Company pursuant to this Section 7 shall be deemed confidential information of the Company and, until such information is made publicly available by the Company or other parties through no act or fault of NEC or the Affiliated Group, shall not be disclosed or made available by NEC to any third party, other than those of its own officers, directors, investment bankers and professional advisors who have a need to know such information in order to assist with preparation of an NEC Proposal and are bound by the terms of their employment or engagement to maintain the confidentiality thereof. NEC acknowledges that federal and state securities laws impose civil liabilities and criminal sanctions upon persons who engage in purchasing or selling of securities while in possession of material non-public information concerning the issuer, and accordingly agrees to take such precautions as may be reasonably necessary to prevent members of the Affiliated Group, or their officers, directors, employees or agents, from trading in shares of the Company's stock while in possession of material non-public information of or concerning the Company.

          (e) PRIOR LETTER. The provisions of this Section 7 supersede in their entirety the provisions of that certain "Right of Notification" dated November 2, 1998, delivered by Mr. Bard Richmond to NEC, which shall be of no further force or effect.

     8.   CLOSING.

          (a) TIME AND PLACE. The initial closing of the transactions contemplated by Sections 1 and 2 hereof shall be held on May 17, 1999, at the offices of Graham & James LLP/Riddell Williams P.S. in Seattle, Washington. Any subsequent closing pursuant to Section 1 hereof shall be held at the same place on the date specified by the Company in its notice to NEC pursuant to
Section 1.

          (b) NEC'S CLOSING CONDITIONS. NEC's obligations to purchase Notes pursuant to Section 1 of this Agreement shall be subject to the satisfaction (or, at NEC's election, the waiver) of each of the following conditions: (i) receipt from the Company of evidence, in form satisfactory to NEC's counsel, that all requisite corporate approvals have been obtained as described in
Section 3(b) above; (ii) delivery of the Note for the amounts being advanced at such closing; (iii) delivery of the Warrant at the initial closing under this Agreement; (iv) the representations of the Company set forth in Section 3 above shall be true and correct in all material respects as of each such closing; and (v) the Company shall not have declared bankruptcy or admitted its insolvency, become the subject of a petition in any bankruptcy, receivership or other insolvency proceeding, or be in default under the terms of any notes or agreements relating to any other material obligation of the Company for moneys borrowed, including this Agreement or any Note issued hereunder.

          (c) COMPANY'S CLOSING CONDITIONS. The Company's obligations to issue and sell Notes and the Warrant pursuant to Sections 1 and 2 of this Agreement shall be subject to the satisfaction (or, at the Company's election, the waiver) of each of the following conditions: (i) receipt from NEC of evidence, in form satisfactory to the Company's counsel, that all requisite corporate approvals have been obtained as described in Section 4(b) above; (ii) delivery in cash or by wire transfer or bank cashier's check of the principal amount of the Note to be issued at each closing hereunder; and
(iii) the representations of NEC set forth in Section 4 above shall be true and correct in all material respects as of each closing hereunder.

     9. CERTAIN DEFINITIONS. Certain capitalized terms used in this Agreement have the meanings assigned to them in various sections of this Agreement. In addition, as used in this Agreement, the following capitalized terms shall have the following meanings:

          (a) "AFFILIATED GROUP" shall mean NEC or any corporation, partnership or other entity of which NEC directly or indirectly owns or controls 50% or more of the financial interests or voting power.

          (b) "BOARD" shall mean the Board of Directors of the Company, as duly elected from time to time in accordance with applicable corporations laws.

          (c) "COMMON STOCK" shall initially mean the Company's Common Stock as currently outstanding, and shall thereafter mean any shares of any class of capital stock resulting from any reclassification thereof or otherwise issued, which have no preference in respect of dividends or of amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up, and which are not subject to redemption by the Company.

          (d) "EXERCISED BASIS" shall mean that, for purposes of calculating any person's percentage ownership of any class of capital stock, all securities held by such person (but not those held by other persons) which are convertible into, exchangeable for or exercisable for shares of such class shall be assumed to be fully converted into, exchanged or exercised for shares of such class.

          (e) "GROUP" shall mean any "group" as defined by Sections 13(d)(3) and 14(a)(2) of the Securities Exchange Act of 1934, as amended.

          (f)  "INVOLUNTARY INCREASE" shall mean, with respect to any person:
(i) the purchase or acquisition of capital stock (or securities convertible into, or exchangeable or exercisable for shares of capital stock) by such person as a result of any stock split, stock dividend, distribution, rights offering, recapitalization or reclassification, any of which has been approved by a majority of Qualified Directors; or (ii) any increase in such person's percentage ownership of any class of capital stock as a result of redemptions or repurchases of shares of such class which have been approved by a majority of Qualified Directors.

          (g) "QUALIFIED DIRECTORS" shall mean duly elected members of the Board who (i) satisfy the criteria set forth in RCW 23B.08.720(4), (ii) have no material ongoing business or professional relationship with any member of the Affiliated Group, and (iii) have not been elected to the Board at the request of or as a result of the direct or indirect influence of any member of the Affiliated Group.

          (h) "RCW" shall mean the Revised Code of Washington, as amended from time to time.

     10.  MISCELLANEOUS PROVISIONS.

          (a) COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall constitute an original; the parties agree that upon execution of counterparts by both parties hereto, the executed signature pages of each shall be bound together into one or more executed originals of the Agreement.

          (b) NO BROKERS. Each of the parties warrants to the other that no broker or finder has acted for any such party in connection with this Agreement or the transactions contemplated herein, and that no broker or finder is entitled to any brokerage or finder's fee or other commission in respect hereof.

          (c) SUCCESSORS, ASSIGNS. Except to the extent that the application of certain provisions hereof to transferees and assignees of Registrable Securities is expressly limited, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the foregoing, this

Agreement (specifically including, without limitation, Sections 5, 6 and 7(d) hereof) shall be binding upon all members of the Affiliated Group, and NEC shall take all steps necessary to ensure that the terms hereof are fully and faithfully observed by each member of the Affiliated Group. The Company may require, as a condition to transferring any securities to any member of the Affiliated Group, that the transferee execute a counterpart hereof agreeing to be bound by the restrictions imposed by Sections 5, 6 and 7(d) of this Agreement.

          (d) NOTICES. Any notice or written communication herein required or permitted to be given shall be in writing and shall be deemed to have been given when (i) actually delivered by messenger, overnight delivery or facsimile transmission, or (ii) three (3) days after being deposited in the United States Mails, certified or registered, postage prepaid, in each case addressed (until written notice of a new address has been given to each of the other parties) as follows: (x) if to the Company, to:

                              Active Voice Corporation
                                 2901 Third Avenue
                                 Seattle, WA  98121
                           Attn: Chief Executive Officer
                             Facsimile: (206) 441-4784

                                  With a copy to:

                              Active Voice Corporation

                                 2901 Third Avenue
                                 Seattle, WA  98121
                               Attn: General Counsel
                             Facsimile: (206) 441-4784

(y) if to NEC, to:

                                   NEC Corporation
                         Legal and Administration Division
                           F-1, Shiba 5-chome, Minato-ku
                               Tokyo 108-8001, Japan
                                 Attn: M. Sakamoto
                            Facsimile: 8-00-01-722-7001

                                  With a copy to:

                                      NEC USA
                              8 Corporate Center Drive
                                 Melville, NY 11747
                               Attn: Timothy Donovan
                             Facsimile: (516) 753-7663

          (e) GOVERNING LAW. This Agreement and the Notes, the Warrant and other securities issued hereunder and thereunder, and the other obligations created hereunder and thereunder, shall be deemed contracts made under the laws of the State of Washington and shall be governed and construed in accordance with the laws of said State. In the event of any dispute arising under this Agreement, the Notes or the Warrant, the parties consent to the jurisdiction of the courts of the State of Washington, and agree that venue shall be laid in King County. In the event of any such dispute between any of the parties hereto concerning this Agreement, the Notes or the Warrant, or in the event legal action is commenced with respect to this Agreement, the Notes, the Warrant or other securities issued hereunder, or any other obligation arising hereunder or thereunder, all reasonable costs and attorney's fees, including fees on appeal, incurred by the prevailing party or parties in such litigation shall be determined by the court and assessed against the non-prevailing party, or parties.

          (f) EQUITABLE RELIEF. The parties acknowledge that a breach by NEC or any other member of the Affiliated Group of various provisions of this Agreement (including, without limitation, Sections 5, 6 or 7(b)) would cause the Company irreparable harm not readily calculable or compensable by a monetary reward. It is therefore agreed that the Company shall have the right to obtain equitable relief in order to enforce, and prevent violations of, the provisions of this Agreement.

          (g) SEVERABILITY. If any provision of this Agreement, or of the Notes or the Warrant, or the application of any such provision to any person or circumstances, shall be held invalid, the remaining provisions of this Agreement, and the Notes and the Warrant, and the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          (h) ENTIRE AGREEMENT. This Agreement and the documents attached hereto and delivered pursuant hereto constitute the entire agreement of the parties respecting the subject matter hereof, and supersede any and all prior agreements and understandings respecting the same subject matter, including without limitation the provisions of that certain letter agreement between the parties dated February 19, 1999. There are no other oral or implied understandings between the parties with respect to this subject. Except as expressly otherwise provided herein, this Agreement may not be modified, nor may any rights hereunder be waived or abridged, orally or by course of dealing, but only by a written instrument signed by both parties hereto. The consent of the Company to any amendment of Section 6 hereof (or of this Section 10(h)) shall, however, require the approval of a majority of Qualified Directors.

          (i) CAPTIONS. Headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only, and shall not be relied upon in construing this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.


NEC CORPORATION                            ACTIVE VOICE CORPORATION

By: /s/ Hideaki Kihara                     By: /s/ Frank J. Costa
    -----------------------------------        -------------------------------

Title: V.P. Switching & Mobile Systems,    Title: President & CEO
       --------------------------------           ----------------------------

Operations Unit                            Date: May 5, 1999
---------------------------------------          -----------------------------

Date: May 5, 1999
      ---------------------------------

                                     EXHIBIT A

          ------------------------------------------------------------

          NOTICE:  RESTRICTION ON TRANSFER AND OTHER MATTERS

          The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions, which are set forth in that certain "Investment Agreement" dated May 5, 1999, which also contains various other provisions affecting these securities, binding upon transferees hereof. Information concerning these restrictions and provisions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful, and will not entitle the transferee to register ownership of the securities with the corporation.

          ------------------------------------------------------------

                                   PROMISSORY NOTE

$______________                                            Seattle, Washington
                                                                   May 5, 1999

     FOR VALUE RECEIVED, the undersigned Active Voice Corporation ("Borrower") promises to pay to the order of NEC Corporation ("NEC") at its office at 7-1, Shiba 5-chrome, Minato-ku, Tokyo 108-8001, Japan, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of ______________________________ Dollars ($____________), with interest thereon as set forth herein.

INTEREST:

          (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) at a rate per annum equal to seven and eight-tenths percent (7.8%).

          (b) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable annually commencing one year from the date of this Note to the wire transfer account designated by NEC from time to time.

          (c) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at a rate per annum (computed on the basis of a 365-day year, actual days elapsed) equal to twelve percent (12%).

REPAYMENT AND PREPAYMENT:

          (a) REPAYMENT. Principal and any remaining unpaid interest shall be payable on May 5, 2002.

          (b) PREPAYMENT. Borrower may make a single prepayment of all or any portion of the principal and remaining unpaid interest on this Note at any time after May 5, 2000.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Investment Agreement between Borrower and NEC dated as of May 5, 1999, (the "Investment Agreement").

     The occurrence of any of the following shall constitute an "Event of Default" under this Note:

          (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any other Note executed by Borrower pursuant to the Investment Agreement.

          (b) The filing of a petition by or against Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower; Borrower becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of Borrower; provided that if any such filing is involuntary, the Company shall have forty-five (45) days to seek dismissal of the petition.

          (c)  The dissolution or liquidation of Borrower.

          (d) Any default in the payment or performance of any obligation, or any defined event of default, under any contract, instrument or document pursuant to which Borrower has incurred any material obligation for borrowed money, which default has not been timely cured and has resulted in an acceleration of the due date of such obligation.

          (e) Any financial statement provided by Borrower to NEC in connection with the execution of this Note proves to be incorrect, false or misleading in any material respect.

          (f) Any sale or transfer of all or substantially all of the assets of Borrower other than in the ordinary course of its business.

MISCELLANEOUS:

          (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and reasonably allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief whether incurred at the trial or appellate level or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by NEC or any other person) relating to Borrower.

          (b) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


NEC CORPORATION                         ACTIVE VOICE CORPORATION


By: ________________________________    By: ________________________________

Printed Name: ______________________    Printed Name: ______________________

Title: _____________________________    Title: _____________________________

Date: ______________________________    Date: ______________________________

                                     EXHIBIT B

          ------------------------------------------------------------

          NOTICE:  RESTRICTION ON TRANSFER AND OTHER MATTERS

          The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions, which are set forth in that certain "Investment Agreement" dated May 5, 1999, which also contains various other provisions affecting these securities, binding upon transferees hereof. Information concerning these restrictions and provisions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful, and will not entitle the transferee to register ownership of the securities with the corporation.

          ------------------------------------------------------------


                           COMMON STOCK PURCHASE WARRANT

May __, 1999                                                     500,000 SHARES

     THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") is entered into, effective as of May 5, 1999, by Active Voice Corporation, a Washington corporation (the "Company"), and NEC Corporation, a corporation organized under the laws of Japan (the "Holder"). The Company and the Holder are referred to collectively herein as the "Parties."

                                  R E C I T A L S

     WHEREAS, the Holder has agreed to invest up to $6,500,000 in the Company pursuant to that certain "Investment Agreement" dated May 5, 1999 (the "Investment Agreement"), the terms of which are incorporated herein by this reference; and

     WHEREAS, the Investment Agreement provides for the issuance of certain stock purchase warrants to Holder as partial consideration for the investments made by Holder thereunder.

     NOW, THEREFORE, the Parties covenant and agree as follows:

     FOR VALUE RECEIVED, the Company hereby grants to the Holder the right to purchase from the Company up to Five Hundred Thousand (500,000) shares of the Company's Common Stock (no par value) at a price of Thirteen Dollars ($13.00) per share (the "Initial Exercise Price"). This Warrant is exercisable immediately upon delivery to the Holder, and shall remain exercisable until the earlier of (a) the date on which it has been exercised for the full number of shares subject to purchase hereunder or (b) 5:00 p.m., Pacific Time, on May 5, 2002 (the "Expiration Date") at which time this Warrant shall expire and thereafter be no longer exercisable.

     11. EXERCISE PERIOD AND PROCEDURES. This Warrant may be exercised, either for the full number of shares then exercisable hereunder or any part thereof involving an aggregate Exercise Price of not less than $100,000 (or such lesser amount as may be sufficient to purchase all shares remaining subject to purchase hereunder), on one or more occasions, at any time from the date of issuance hereof through the Expiration Time (the "Exercise Period"). This Warrant will be deemed exercised upon delivery by the Holder to the Company at its principal business offices of: (i) a completed Exercise Agreement in the form attached hereto as Exhibit A; (ii) this Warrant; and
(iii) payment (in cash, or by wire transfer or bank cashier's check) to the Company of the full Exercise Price (as determined under Section 2 below) for the number of shares being purchased (collectively, the "Exercise Conditions"). The Holder may also elect (by so specifying on Exhibit A) to pay part or all of the Exercise Price hereunder by surrendering and cancelling part or all of the unpaid principal amount due under Notes issued to the Holder under the Investment Agreement.

          (a) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Holder within ten business days after the satisfaction of the Exercise Conditions. Unless all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not been exercised and will, within such ten-day period, deliver such new Warrant to the Holder.

          (b) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued on the day on which the Exercise Conditions have been satisfied, and the Holder will be deemed for all purposes to have become the record holder of such Common Stock at such time.

          (c) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. The shares of Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable shares of the Company's Common Stock.

          (d) The Company will from time to time take all such action as may be necessary to assure that the par value (if any) per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect; and that the Company has authorized, and reserved for issuance hereunder, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented hereby.

     12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Initial Exercise Price shall be subject to adjustment from time to time (such price, as last adjusted, being herein referred to as the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of this Warrant shall likewise be subject to adjustment from time to time, as follows:

          (a) If the Company at any time after the date of the initial closing under the Investment Agreement subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

          (b) Any capital reorganization (including, without limitation, any issuance or distribution for less than fair market value to holders of Common Stock of any shares of capital stock or other securities, options, warrants or rights of the Company), reclassification, statutory share exchange, consolidation, merger, or sale of all or substantially all of the Company's assets to another person, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (other than cash) with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that the Holder will thereafter have the right to acquire (upon payment of the Exercise Price plus any additional consideration paid by other shareholders for such issued or distributed securities or assets) and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place; and the various provisions of this Warrant will thereafter continue to be applicable, subject only to equitable adjustments and modifications required in order to conform the terms hereof to the circumstances pertaining after such Organic Change. The Company will not effect any such statutory share exchange, consolidation, merger, or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation acquiring such shares or such assets assumes by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as such Holder may be entitled to acquire in accordance with the foregoing provisions.

          (c) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder. The Company will also give written notice to the Holder at least fifteen (15) days prior to the date on which any Organic Change is anticipated to take place or to be voted on, whichever is earlier.

     13. NO VOTING RIGHTS; LIMITATION OF LIABILITY. This Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company, until and then only to the extent it has been exercised as provided herein. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, shall give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.

     14.  SECURITIES LAWS COMPLIANCE.

          (a) The Holder understands and acknowledges that neither this Warrant nor any of the shares of Common Stock subject to purchase hereunder have, at the time of issuance of this Warrant, been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. This Warrant and all such shares issuable hereunder are instead being issued pursuant to certain exemptions from registration under the Act and applicable state securities laws, in reliance upon representations and agreements made by the Holder in the Investment Agreement, the terms of which are incorporated herein by this reference.

          (b) Holder acknowledges that, except as otherwise specifically provided in Section 5(d) of the Investment Agreement, it has no right to require registration of this Warrant or any shares of Common Stock acquired pursuant to exercise of this Warrant under the Act or any applicable state securities laws.

     15. TRANSFER RESTRICTIONS. This Warrant and all rights hereunder are non-transferable, in whole or in part. In addition, all shares of Common Stock issuable hereunder are subject to transfer restrictions arising under Sections 5 and 7(d) of the Investment Agreement.

     16. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     17. INVESTMENT AGREEMENT PROVISIONS. This Warrant is also subject to and governed by the following provisions of the Investment Agreement, which are incorporated herein by this reference: 10(d) (Notices); 10(e) (Governing
Law); 10(g) (Severability); 10(h) (Entire Agreement); and 10(i) (Captions).

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers as of the date first above written.


ACTIVE VOICE CORPORATION


By: ________________________________

Printed Name: ______________________

Title: _____________________________

Date: ______________________________

                                     EXHIBIT A

                                 EXERCISE AGREEMENT

To:  Active Voice Corporation

     The undersigned, pursuant to the provisions set forth in the attached Common Stock Purchase Warrant (the "Warrant"), hereby agrees to subscribe for and purchase _______________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the Exercise Price per share provided by such Warrant.

[ADD IF APPLICABLE:]
     [The undersigned further hereby elects to apply to the payment of such Exercise Price the sum of $______________ out of the unpaid principal balance of the attached Note No. __________, which was issued by the Company to the undersigned pursuant to that certain "Investment Agreement" dated May __, 1999. The Company is hereby authorized and instructed to cancel such Note and reissue a replacement therefor reflecting a principal balance reduced by such sum.]


NEC CORPORATION


By: ________________________________

Printed Name: ______________________

Title: _____________________________

Date: ______________________________